Exhibit 99.1

Contact:
J. Marc Lewis, Vice President-Investor Relations 305-406-1815 305-406-1886 fax marc.lewis@mastec.com	800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134 Tel: 305-599-1800 Fax: 305-406-1960 www.mastec.com

For Immediate Release

MasTec Announces 2014 Fourth Quarter and Annual

Financial Results and Updates 2015 Guidance

•	Quarterly Revenue up 7% to $1.2 Billion
•	Quarterly Continuing Operations Adjusted Diluted EPS of $0.40
•	Annual Revenue up 7% to $4.6 Billion
•	Annual Continuing Operations Adjusted Diluted EPS of $1.57
•	Annual Cash Flow from Operations up 61% to $322 Million
•	Year-end Backlog at $4.3 Billion, up 5% over last year

Coral Gables, FL (February 26, 2015) — MasTec, Inc. (NYSE: MTZ) today announced 2014 fourth quarter and full year financial results. Fourth quarter 2014 revenue increased 6.7% to $1.24 billion from $1.16 billion for the prior year fourth quarter. The quarterly revenue increase was driven by higher revenue levels in the Communications, Electrical Transmission and Power Generation and Industrial segments. Fourth quarter 2014 net income from continuing operations was $28 million or $0.33 per diluted share, compared to $43 million or $0.50 per diluted share in the fourth quarter of 2013.

Fourth quarter 2014 adjusted net income from continuing operations, a non-GAAP measure, was $34 million compared to $45 million in 2013. Fourth quarter 2014 continuing operations adjusted diluted earnings per share, a non-GAAP measure, was $0.40, compared to $0.53 last year. Fourth quarter 2014 continuing operations adjusted EBITDA, also a non-GAAP measure, was $112 million compared to $123 million in 2013. Fourth quarter and full year 2014 financial results include the operations of the recently acquired WesTower Communications, Inc., as well as the impact of previously announced expected lower levels of wireless project revenue.

Adjusted net income from continuing operations, continuing operations adjusted diluted earnings per share and continuing operations adjusted EBITDA, all non-GAAP measures, exclude the impact of discontinued operations, loss on extinguishment of debt from the refinancing of our senior notes due 2017, Sintel litigation charges, non-cash stock based compensation and acquisition integration costs. Reconciliations of these and other non-GAAP measures to GAAP-reported measures are attached.

For the year ended December 31, 2014, revenue increased 6.7% to $4.6 billion from $4.3 billion for the prior year. The annual revenue increase was driven by higher revenues across all of the Company’s major segments as Electrical Transmission segment revenue increased 11%, Oil and Gas increased 7%, Power Generation and Industrial increased 21% and Communications increased 4%. Net income from continuing operations was $122 million or $1.42 per diluted share for the year ended 2014 compared to $148 million or $1.74 per diluted share for the year ended 2013.

For the year ended December 31, 2014, adjusted net income from continuing operations, a non-GAAP measure, was $135 million compared to $161 million for the prior year. Full year 2014 continuing operations adjusted diluted earnings per share, a non-GAAP measure, was $1.57 compared to $1.90 last year. Full year 2014 continuing operations adjusted EBITDA, also a non-GAAP measure, was $425 million compared to $449 million last year. 18-month backlog as of December 31, 2014 increased 5% to $4.3 billion, compared to $4.1 billion as of December 31, 2013.

For the year ended December 31, 2014, net cash provided by operating activities increased 61% to $322 million compared to $200 million for the prior year.

Jose Mas, MasTec’s Chief Executive Officer, commented, “As we look into 2015 and beyond, we believe that we are strongly positioned to take advantage of a growing number of opportunities in the markets we serve, including oil & gas, transmission, wireless, fulfillment services and 1-gigabit expansion. Our belief in our long-term potential is evidenced by our recently announced $100 million share repurchase program, in which we have purchased approximately 3 million shares to date.”

George Pita, MasTec’s Executive Vice President and Chief Financial Officer noted, “We experienced strong cash flow from operations of $241 million during our 2014 fourth quarter due to the seasonality of our operations and working capital initiatives. We are pleased that 2014 annual cash flow from operations grew by over $121 million when compared to last year and expect continued strong cash flow in 2015. We enter 2015 with ample financial resources to both manage through any near-term commodity market uncertainties as well as take advantage of attractive growth opportunities.”

The Audit Committee of the Company’s Board of Directors, with the assistance of independent counsel, is undertaking an independent review primarily to determine whether certain cost to complete estimates, currently believed to be in the range of zero to $13 million, which were recognized during the Company’s third quarter of 2014, should have been recognized during the second quarter of 2014. The Company currently believes that the review will not negatively impact its full fiscal year 2014 results. Because the Audit Committee’s independent review has not yet been completed, and final conclusions have not been established, the Company expects to extend until March 17, 2015 the filing date of its Annual Report on Form 10-K for the year ended December 31, 2014, as permitted by Securities and Exchange Commission rules.

The Company is updating both first quarter and full year 2015 guidance. These views are based on information available today, and are subject to future volatility in worldwide oil prices, as well as foreign exchange rate changes related to our Canadian operations. The Company currently estimates 2015 revenue of approximately $4.6 to $4.8 billion. 2015 continuing operations adjusted EBITDA, a non-GAAP measure, is estimated at $450 to $480 million, with continuing operations adjusted diluted earnings per share at $1.65 to $1.87.

For the first quarter of 2015, the Company expects revenue of approximately $1.0 billion. First quarter 2015 continuing operations adjusted EBITDA, a non-GAAP measure, is estimated at $75 to $80 million with continuing operations adjusted diluted earnings per share, a non-GAAP measure, estimated at $0.16 to $0.19.

Estimated 2015 non-GAAP measures are calculated on a basis consistent with historical non-GAAP measures. Reconciliations of these and other non-GAAP measures to GAAP-reported measures are attached.

Management will hold a conference call to discuss these results on Friday, February 27, 2015 at 9:00 a.m. Eastern time. The call-in number for the conference call is (913) 312-1443 and the replay number is (719) 457-0820, with a pass code of 6503391. The replay will be available for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended December 31, 2014 and 2013:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Years Ended December 31,		For the Three Months Ended December 31,
	2014	2013	2014	2013

Revenue	$4,614,841	$4,324,787	$1,236,660	$1,159,130
Costs of revenue, excluding depreciation and amortization	3,981,302	3,682,367	1,066,398	987,081
Depreciation and amortization	154,452	140,926	42,456	37,815
General and administrative expenses	238,305	215,402	70,851	55,641
Interest expense, net	50,769	46,442	13,174	11,893
Loss on extinguishment of debt	—	5,624	—	—
Other income, net	(8,116)	(6,188)	(2,693)	(2,906)

Income from continuing operations before income taxes	$198,129	$240,214	$46,474	$69,606
Provision for income taxes	(76,271)	(92,542)	(18,600)	(26,720)

Net income from continuing operations	$121,858	$147,672	$27,874	$42,886

Discontinued operations:
Net loss from discontinued operations, including loss on disposal and impairment charges	$(6,591)	$(6,456)	$(5,999)	$(1,290)

Net income	$115,267	$141,216	$21,875	$41,596

Net (loss) income attributable to non-controlling interests	(374)	266	(422)	95

Net income attributable to MasTec, Inc.	$115,641	$140,950	$22,297	$41,500

Earnings per share:
Basic earnings (loss) per share:
Continuing operations	$1.53	$1.92	$0.34	$0.55
Discontinued operations	(0.08)	(0.09)	(0.07)	(0.02)

Total basic earnings per share	$1.45	$1.83	$0.27	$0.54

Basic weighted average common shares outstanding	79,953	76,923	82,311	77,240

Diluted earnings (loss) per share:
Continuing operations	$1.42	$1.74	$0.33	$0.50
Discontinued operations	(0.08)	(0.08)	(0.07)	(0.02)

Total diluted earnings per share	$1.34	$1.66	$0.26	$0.49

Diluted weighted average common shares outstanding	86,196	84,901	85,385	85,395

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	December 31,
	2014	2013
Assets
Current assets	$1,551,815	$1,307,026
Property and equipment, net	620,306	488,132
Goodwill and other intangibles, net	1,309,921	1,067,650
Long-term assets	76,165	60,390

Total assets	$3,558,207	$2,923,198

Liabilities and Equity
Current liabilities	$974,493	$829,225
Acquisition-related contingent consideration, net of current portion	103,515	112,370
Long-term debt	1,061,159	765,425
Long-term deferred tax liabilities, net	201,568	154,763
Other long-term liabilities	69,667	40,357
Equity	1,147,805	1,021,058

Total liabilities and equity	$3,558,207	$2,923,198

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	December 31,
	2014	2013
Net cash provided by operating activities	$322,038	$200,402
Net cash used in investing activities	(438,519)	(263,211)
Net cash provided by financing activities	118,676	58,993
Effect of currency translation on cash	(1,063)	(24)

Net increase (decrease) in cash and cash equivalents	1,132	(3,840)
Cash and cash equivalents - beginning of period	22,927	26,767

Cash and cash equivalents - end of period	$24,059	$22,927

Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
Segment Information	2014	2013	2014	2013

Revenue by Reportable Segment
Communications	$560.7	$498.1	$2,041.1	$1,962.6
Oil and Gas	435.6	494.0	1,738.5	1,628.8
Electrical Transmission	146.7	107.0	473.9	428.8
Power Generation and Industrial	93.9	57.1	357.0	294.3
Other	1.9	3.1	8.4	12.3
Eliminations	(2.2)	(0.1)	(4.1)	(2.0)

Consolidated revenue	$1,236.7	$1,159.1	$4,614.8	$4,324.8

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2014	2013	2014	2013
EBITDA by Reportable Segment – Continuing Operations
Communications	$48.7	$66.1	$202.5	$247.7
Oil and Gas	49.7	54.1	193.3	215.9
Electrical Transmission	13.8	14.2	47.0	41.2
Power Generation and Industrial	4.9	(1.7)	14.2	(16.3)
Other	(0.3)	(0.1)	(0.2)	0.5
Corporate	(14.8)	(13.4)	(53.4)	(61.4)

EBITDA – continuing operations	$102.1	$119.3	$403.4	$427.6

Non-cash stock-based compensation expense	4.4	3.3	15.9	12.9
Acquisition integration costs	5.3	—	5.3	—
Loss on extinguishment of debt	—	—	—	5.6
Sintel legal settlement charge	—	—	—	2.8

Adjusted EBITDA – continuing operations	$111.7	$122.6	$424.6	$448.9

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2014	2013	2014	2013
EBITDA Margin by Reportable Segment – Continuing Operations
Communications	8.7%	13.3%	9.9%	12.6%
Oil and Gas	11.4%	11.0%	11.1%	13.3%
Electrical Transmission	9.4%	13.3%	9.9%	9.6%
Power Generation and Industrial	5.2%	(3.0)%	4.0%	(5.5)%
Other	(16.1)%	(1.8)%	(2.1)%	3.9%
Corporate	—	—	—	—

EBITDA margin – continuing operations	8.3%	10.3%	8.7%	9.9%

Non-cash stock-based compensation expense	0.4%	0.3%	0.3%	0.3%
Acquisition integration costs	0.4%	—	0.1%	—
Loss on extinguishment of debt	—	—	—	0.1%
Sintel legal settlement charge	—	—	—	0.1%

Adjusted EBITDA – continuing operations	9.0%	10.6%	9.2%	10.4%

Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended	For the Year Ended
	December 31, 2014	December 31, 2014
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations
Net income from continuing operations	$27.9	$121.9
Interest expense, net	13.2	50.8
Provision for income taxes	18.6	76.3
Depreciation and amortization	42.5	154.5

EBITDA – continuing operations	$102.1	$403.4
Non-cash stock-based compensation expense	4.4	15.9
Acquisition integration costs	5.3	5.3

Adjusted EBITDA – continuing operations	$111.7	$424.6

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations
Net income from continuing operations	2.3%	2.6%
Interest expense, net	1.1%	1.1%
Provision for income taxes	1.5%	1.7%
Depreciation and amortization	3.4%	3.3%

EBITDA margin- continuing operations	8.3%	8.7%
Non-cash stock-based compensation expense	0.4%	0.3%
Acquisition integration costs	0.4%	0.1%

Adjusted EBITDA margin – continuing operations	9.0%	9.2%

	For the Three Months Ended	For the Year Ended
	December 31, 2013	December 31, 2013
EBITDA and Adjusted EBITDA Reconciliation– Continuing Operations
Net income from continuing operations	$42.9	$147.7
Interest expense, net	11.9	46.4
Provision for income taxes	26.7	92.5
Depreciation and amortization	37.8	140.9

EBITDA – continuing operations	$119.3	$427.6
Non-cash stock-based compensation expense	3.3	12.9
Loss on extinguishment of debt	—	5.6
Sintel legal settlement charge	—	2.8

Adjusted EBITDA – continuing operations	$122.6	$448.9

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations
Net income from continuing operations	3.7%	3.4%
Interest expense, net	1.0%	1.1%
Provision for income taxes	2.3%	2.1%
Depreciation and amortization	3.3%	3.3%

EBITDA margin- continuing operations	10.3%	9.9%
Non-cash stock-based compensation expense	0.3%	0.3%
Loss on extinguishment of debt	—	0.1%
Sintel legal settlement charge	—	0.1%

Adjusted EBITDA margin – continuing operations	10.6%	10.4%

Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended	For the Year Ended
	December 31, 2014	December 31, 2014
Adjusted Net Income Reconciliation
Net income from continuing operations	$27.9	$121.9
Non-cash stock-based compensation expense, net of tax	2.6	9.8
Acquisition integration costs, net of tax	3.2	3.2

Adjusted net income from continuing operations	$33.7	$134.9
Loss from discontinued operations, net of tax	(6.0)	(6.6)

Adjusted net income	$27.7	$128.3

	For the Three Months Ended	For the Year Ended
	December 31, 2014	December 31, 2014
Adjusted Diluted EPS Reconciliation
Diluted earnings per share – continuing operations	$0.33	$1.42
Non-cash stock-based compensation expense, net of tax	0.03	0.11
Acquisition integration costs, net of tax	0.04	0.04

Adjusted diluted earnings per share – continuing operations	$0.40	$1.57
Diluted loss per share – discontinued operations	(0.07)	(0.08)

Adjusted diluted earnings per share	$0.33	$1.50

	For the Three Months Ended	For the Year Ended
	December 31, 2013	December 31, 2013
Adjusted Net Income Reconciliation
Net income from continuing operations	$42.9	$147.7
Non-cash stock-based compensation expense, net of tax	2.0	8.0
Loss on extinguishment of debt, net of tax	—	3.5
Sintel legal settlement charge, net of tax	—	1.7

Adjusted net income from continuing operations	$44.9	$160.8
Loss from discontinued operations, net of tax	(1.3)	(6.5)

Adjusted net income	$43.6	$154.3

	For the Three Months Ended	For the Year Ended
	December 31, 2013	December 31, 2013
Adjusted Diluted EPS Reconciliation
Diluted earnings per share – continuing operations	$0.50	$1.74
Non-cash stock-based compensation expense, net of tax	0.02	0.09
Loss on extinguishment of debt, net of tax	—	0.04
Sintel legal settlement charge, net of tax	—	0.02

Adjusted diluted earnings per share – continuing operations	$0.53	$1.90
Diluted loss per share – discontinued operations	(0.02)	(0.08)

Adjusted diluted earnings per share	$0.51	$1.82

Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for Three Months Ended March 31,	For the Three Months Ended March 31,
	2015 Est.	2014
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations
Net income from continuing operations	$5 - 8	$16.2
Interest expense, net	12	12.0
Provision for income taxes	3 - 5	9.9
Depreciation and amortization	42	33.5

EBITDA – continuing operations	$62 - 67	$71.6
Non-cash stock-based compensation expense	4	3.3
Acquisition integration costs	9	—

Adjusted EBITDA – continuing operations	$75 - 80	$74.9

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations
Net income from continuing operations	0.5% - 0.8%	1.7%
Interest expense, net	1.2%	1.2%
Provision for income taxes	0.3% - 0.5%	1.0%
Depreciation and amortization	4.2%	3.5%

EBITDA margin – continuing operations	6.2% - 6.7%	7.4%
Non-cash stock-based compensation expense	0.4%	0.3%
Acquisition integration costs	0.9%	—

Adjusted EBITDA margin – continuing operations	7.5% - 8.0%	7.8%

	Guidance for Three Months Ended March 31,	For The Three Months Ended March 31,
	2015 Est.	2014
Adjusted Net Income from Continuing Operations and Adjusted Diluted EPS – Continuing Operations Reconciliations
Adjusted Net Income from Continuing Operations Reconciliation
Net income from continuing operations	$5 - 8	$16.2
Non-cash stock-based compensation expense, net of tax	3	2.0
Acquisition integration costs, net of tax	5	—

Adjusted net income from continuing operations	$13 - 16	$18.2

	Guidance for Three Months Ended March 31,	For the Three Months Ended March 31,
	2015 Est.	2014
Adjusted Diluted EPS Reconciliation – Continuing Operations
Diluted earnings per share – continuing operations	$0.06 - 0.10	$0.19
Non-cash stock-based compensation expense, net of tax	0.03	0.02
Acquisition integration costs, net of tax	0.06	—

Adjusted diluted earnings per share – continuing operations	$0.16 - 0.19	$0.21

Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures – Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for Year Ended December 31,	For the Year Year Ended December 31,	For the Year Year Ended December 31,
	2015 Est.	2014	2013
EBITDA and Adjusted EBITDA Reconciliation – Continuing Operations
Net income from continuing operations	$120 - 138	$121.9	$147.7
Interest expense, net	48	50.8	46.4
Provision for income taxes	77 - 88	76.3	92.5
Depreciation and amortization	178	154.5	140.9

EBITDA – continuing operations	$422 - 452	$403.4	$427.6
Non-cash stock-based compensation expense	13	15.9	12.9
Acquisition integration costs	14	5.3	—
Loss on extinguishment of debt	—	—	5.6
Sintel legal settlement charge	—	—	2.8

Adjusted EBITDA – continuing operations	$450 - 480	$424.6	$448.9

EBITDA and Adjusted EBITDA Margin Reconciliation – Continuing Operations
Net income from continuing operations	2.6% - 2.9%	2.6%	3.4%
Interest expense, net	1.0%	1.1%	1.1%
Provision for income taxes	1.7% - 1.8%	1.7%	2.1%
Depreciation and amortization	3.7% - 3.9%	3.3%	3.3%

EBITDA margin – continuing operations	9.2% - 9.4%	8.7%	9.9%
Non-cash stock-based compensation expense	0.3%	0.3%	0.3%
Acquisition integration costs	0.3%	0.1%	—
Loss on extinguishment of debt	—	—	0.1%
Sintel legal settlement charge	—	—	0.1%

Adjusted EBITDA margin – continuing operations	9.8% - 10.0%	9.2%	10.4%

	Guidance for Year Ended December 31,	For the Year Year Ended December 31,	For the Year Year Ended December 31,
	2015 Est.	2014	2013
Adjusted Net Income from Continuing Operations and Adjusted Diluted EPS – Continuing Operations Reconciliations
Adjusted Net Income from Continuing Operations Reconciliation
Net income from continuing operations	$120 - 138	$121.9	$147.7
Non-cash stock-based compensation expense, net of tax	8	9.8	8.0
Acquisition integration costs, net of tax	9	3.2	—
Loss on extinguishment of debt, net of tax	—	—	3.5
Sintel legal settlement charge, net of tax	—	—	1.7

Adjusted net income from continuing operations	$137 - 155	$134.9	$160.8

	Guidance for Year Ended December 31,	For the Year Year Ended December 31,	For the Year Year Ended December 31,
	2015 Est.	2014	2013
Adjusted Diluted EPS Reconciliation – Continuing Operations
Diluted earnings per share – continuing operations	$1.44 - 1.66	$1.42	$1.74
Non-cash stock-based compensation expense, net of tax	0.10	0.11	0.09
Acquisition integration costs, net of tax	0.11	0.04	—
Loss on extinguishment of debt, net of tax	—	—	0.04
Sintel legal settlement charge, net of tax	—	—	0.02

Adjusted diluted earnings per share – continuing operations	$1.65 - 1.87	$1.57	$1.90

Reconciliation of Non-GAAP Disclosures and Supplemental Disclosures – Unaudited

(In millions)

Reportable Segment Backlog:	December 31, 2014	September 30, 2014	December 31, 2013
Communications	$2,965	$2,830	$2,848
Oil and Gas	778	775	642
Electrical Transmission	294	355	418
Power Generation and Industrial	298	168	205
Other	10	12	14

Estimated 18-month backlog	$4,345	$4,140	$4,127

Tables may contain differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of energy, utility and communications infrastructure, such as: electrical utility transmission and distribution; natural gas and petroleum pipeline infrastructure; wireless, wireline and satellite communications; power generation, including renewable energy infrastructure; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Presentations/Webcasts page in the Investors section therein. Jose Mas, CEO of MasTec, has led the Company since April of 2007.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including the effect of economic conditions on demand for our services, trends in oil, natural gas, electricity and other energy source prices; reduced capital expenditures by our customers, reduced financing availability, customer consolidation and technological and regulatory changes in the industries we serve; market conditions, technological developments and regulatory changes that affect us or our customers’ industries; our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects, and performance on such projects; customer disputes related to our performance of services; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; our ability to replace non-recurring projects with new projects; the timing and extent of fluctuations in geographic, weather, equipment and operational factors affecting the industries in which we operate; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements, integrate acquired businesses within expected timeframes and achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected; any exposure related to divested businesses; any exposure resulting from system or information technology interruptions or data security breaches; the impact of U.S. federal, local or state tax legislation and other regulations affecting renewable energy, electricity prices, electrical transmission, oil and gas production, broadband and related projects and expenditures; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future environmental requirements; increases in fuel, maintenance, materials, labor and other costs; fluctuations in foreign currencies; risks associated with operating in international markets, which could restrict our ability to expand globally and harm our business and prospects or any failure to comply with laws applicable to our foreign activities; the highly competitive nature of our industry; our dependence on a limited number of customers; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services on short or no notice under our contracts; the impact of any unionized workforce on our operations, including labor availability and relations; liabilities associated with multi-employer pension plans, including underfunding and withdrawal liabilities, for our operations that employ unionized workers; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; restrictions imposed by our credit facility, senior notes, convertible notes and any future loans or securities; our ability to obtain performance and surety bonds; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of conversions of convertible notes or other stock issuances; our ability to settle conversions of our convertible notes in cash due to contractual restrictions, including those contained in our credit facility, and the availability of cash; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. Other risks include, but are not limited to, uncertainties related to: the time needed to complete the audit committee’s independent review described above; whether or not the audit committee’s review would lead to the discovery of accounting errors or other adverse facts; and possible regulatory action or private party litigation. We do not undertake any obligation to update forward-looking statements.